UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2025 (August 6, 2025)

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2025, International Flavors & Fragrances Inc. (the “Company”) announced the appointment of Marc Birenkrant as Controller & Chief Accounting Officer of the Company, effective August 10, 2025.  Mr. Birenkrant has over 30 years of experience in finance and accounting and has been employed by IFF since 2008. Mr. Birenkrant has served in various leadership positions at the Company, including Vice President, Assistant Controller, and Finance Director. Prior to joining the Company, Mr. Birenkrant was Director of Accounting at The Wendy’s Company from 1996 to 2008, where he managed accounting operations and financial reporting. Mr. Birenkrant began his career as an auditor at Ernst & Young LLP from 1994 to 1996. Mr. Birenkrant holds a Bachelor of Science degree in Accounting from Pennsylvania State University and is a Certified Public Accountant in the State of New York. Mr. Birenkrant replaces Beril Yildiz who has served as SVP, Controller & Chief Accounting Officer since 2022. Ms. Yildiz will ensure a smooth transition of responsibilities prior to leaving IFF as of December 31, 2025.

Ms. Yildiz’s departure constitutes a qualifying event for purposes of the Company’s executive severance policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.
By:	/s/ Steve Landsman
Name:	Steve Landsman
Title:	Executive Vice President, General Counsel

Date: August 7, 2025